Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTS

We consent to the incorporation by reference in the registration statements of Dollar General Corporation on Form S-8 (No. 33-2396, 33-31827, 33-51589 and 33-51591) of our report dated March 5, 1997 on our audits of the consolidated financial statements of Dollar General Corporation and Subsidiaries as of January 31, 1997 and 1996 and for the years ended January 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.

/S/ Coopers & Lybrand
Louisville, Kentucky
April 28, 1997